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                                                                     Exhibit 5d



                            JOHN HANCOCK WORLD TRUST








                       SUB-INVESTMENT MANAGEMENT CONTRACT








                                                              DATED MAY 5, 1987






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                           JOHN HANCOCK ADVISERS, INC.

                              Boston, Massachusetts

                                                                    May 5, 1987


JOHN HANCOCK WORLD TRUST

-- World Bond Portfolio
-- Pacific Basin Equities Portfolio
101 Huntington Avenue
Boston, Massachusetts  02199

JOHN HANCOCK ADVISERS,
  INTERNATIONAL, LIMITED
37 Park Street
London, England  W1Y 3H6


                       Sub-Investment Management Contract


Dear Sirs:

         John Hancock World Trust (the "Trust") has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. As of the date hereof, the Trust has two series of shares, World Bond Portfolio and Pacific Basin Equities Portfolio (each, a "Fund" and, collectively, the "Funds"), each with a separate portfolio of assets. The Trustees of the Trust (the "Trustees") have selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the Trust and the Funds, and to provide certain other services, under the terms and conditions provided in the Investment Management Contract, dated as of the date hereof, between the Trust and the Adviser (the "Investment Management Contract").

         The Adviser and the Trustees have selected John Hancock Advisers International Limited (the "Sub-Adviser") to provide the Adviser and the Trust with the advice and services set forth below with respect to such portion of the Trust's and the Fund's assets as the Adviser, in consultation with the Sub-Adviser, shall allocate pursuant to Section 3 of this Agreement to investments in countries other than the United States and Canada (the "Foreign Assets"), and the Sub-Adviser is willing to provide such advice and services, subject to the review of the Trustees and overall supervision of the Adviser, under the terms and conditions hereinafter set forth. The Sub-Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Accordingly, the Trust and the Adviser agree with the Sub-Adviser as follows:






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         1.       Delivery of Documents.  The Trust has furnished the
Sub-Adviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) Declaration of Trust of the Trust, dated August 25, 1986 (the "Declaration of Trust").

         (b)      By-Laws of the Trust as in effect on the date hereof.

         (c) Resolutions of the Trustees selecting the Sub-Adviser as sub-adviser to the Trust and the Funds and approving the Form of this Agreement.

         (d) Resolutions of the Trustees selecting the Adviser as investment adviser to the Trust and the Funds and approving the form of the Adviser's Investment Management Contract with the Trust and the Funds.

         (e) The Adviser's Investment Management Contract with the Trust and the Funds.

         (f) Commitments, limitations and undertakings made by the Trust to state "blue sky" authorities for the purpose of qualifying shares of the Trust and the Fund for sale in such states.

         (g)      The Adviser's Code of Ethics as currently in effect.

         The Trust will furnish the Sub-Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

         2. Investment Services. The Sub-Adviser will use its best efforts to provide to each Fund continuing and suitable investment programs with respect to investments in Foreign Assets, consistent with the investment policies, objectives and restrictions of each such Fund. In the performance of the Sub-Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Sub-Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the registration statement of the Trust as in effect from time to time under the Securities Act of 1933, as amended, the Sub-Adviser will, at its own expense with respect to the Foreign Assets:

         (a) furnish the Adviser and each Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of such Fund, with respect to the purchase, holding and disposition of portfolio securities consisting of Foreign Assets, including advice on the selection and allocation of investments among foreign securities markets and among foreign equity and debt securities, and what portion of such assets, if any, should be held in cash or cash equivalents denominated in United States dollars or foreign currencies;

         (b) furnish the Adviser and each Fund with advice respecting foreign currency matters having regard to foreign exchange controls, if any, including advice with respect to entering into forward foreign exchange contracts;





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         (c)      furnish the Adviser and each Fund with advice as to the
manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to each Fund's Foreign Assets shall be exercised;

         (d) furnish the Adviser with research, economic and statistical data in connection with each Fund's investments and investment policies respecting Foreign Assets;

         (e) submit such reports relating to the valuation of each Fund's securities consisting of Foreign Assets, including forward foreign exchange contracts relating to such Foreign Assets, as the Adviser may reasonably request;

         (f) subject to prior consultation with the Adviser, engage in negotiations relating to each Fund's investments in Foreign Assets with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (g) consistent with the provisions of Section 8 of this Agreement, place orders for the purchase, sale or exchange of portfolio securities consisting of Foreign Assets for each Fund's account with brokers or dealers selected by the Adviser or the Sub-Adviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the Sub-Adviser shall seek to obtain execution and pricing within the policy guidelines determined by the Trustees and set forth in the Prospectus and Statement of Additional Information of each Fund.

         (h) from time to time or at any time requested by the Adviser or the Trustees, make reports to the Adviser or the Trust, as requested, of the Sub-Adviser's performance of the foregoing services;

         (i) subject to the supervision of the Adviser, maintain and preserve the records required by the Investment Company Act of 1940 to be maintained by the Sub-Adviser (the Sub-Adviser agrees that such records are the property of the Trust and will be surrendered to the Trust promptly upon request therefor);

         (j) obtain and evaluate such information relating to economies, industries, businesses and securities markets, as well as portfolio securities of each Fund, as the Sub-Adviser may deem necessary or useful in the discharge of its duties hereunder;

         (k) give instructions to the custodian and any sub-custodian of each Fund as to deliveries of securities to and from such custodian or sub-custodian, transfer of currencies and payments of cash for the account of each Fund, and advise the Adviser on the same day such instructions are given; and

         (l) cooperate generally with each Fund and the Adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Forms N-1A and N-1R, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Funds,





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filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

         3. Allocation of Assets. Subject to the review of the Trustees, the Adviser, in consultation with the Sub-Adviser, shall determine at least quarterly the percentage of each Fund's assets that shall be allocated to the Adviser or the Sub-Adviser for investment management (the "Asset Allocation") and the manner in which such Asset Allocation in general is to be achieved by adjustments to each Fund's existing portfolio of securities. The Asset Allocation will specify the percentage of assets of each Fund allocated to the Adviser or the Sub-Adviser for management on the effective date of such determination and will apply to cash inflow and outflow thereafter until the Asset Allocation is next redetermined. If the Adviser and the Sub-Adviser cannot agree on an Asset Allocation, the Adviser has the right to make the final determination, subject to review by the Trustees.

         4. Expenses Paid by the Sub-Adviser. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

         5. Expenses of the Funds Not Paid by the Sub-Adviser. The Sub-Adviser will not be required to pay any expenses which this Agreement does not expressly state shall by payable by it. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 4, the Sub-Adviser will not be required to pay:

         (a) the compensation and expenses of Trustees of the Trust, and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or any Fund other than through the Sub-Adviser;

         (b) legal, accounting and auditing fees and expenses of the Trust or the Funds;

         (c) the fees or disbursements of custodians, sub-custodians and depositories of the Trust or any Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

         (d) taxes and governmental fees assessed against the Trust's assets and payable by the Trust;

         (e) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust and any Fund, except that the Sub-Adviser shall bear the costs of providing the information referred to in Section 2(1);

         (f)      brokers' commissions and underwriting fees;

         (g) fees and other expenses related to foreign currency transactions, including entering into forward foreign exchange contracts; and





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         (h)      the expense of periodic calculations of the net asset value of any Fund's shares.

         6. Compensation of the Sub-Adviser. For all services to be rendered, facilities furnished and expenses paid or assumed by the Sub-Adviser as herein provided, for each Fund, the Adviser will pay the Sub-Adviser quarterly, based on the average daily net asset value of such Fund for the preceding quarter, a fee at the annual rate of .50% of the portion of the average daily net asset value of such Fund during such quarter that does not exceed $200,000,000, and .4375% of the portion, if any, of the average daily net asset value of such Fund during such quarter that is in excess of $200,000,000, computed and paid in United Stated dollars. No Fund shall be liable to the Sub-Adviser for the Sub-Adviser's compensation hereunder.

         7. Other Activities of the Sub-Adviser and Its Affiliates. Nothing herein contained shall prevent the Sub-Adviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Trust or the Funds, except that, without the written consent of the Adviser, which consent shall not be unreasonably withheld, the Sub-Adviser shall not act as investment manager for or provide investment advice to any other investment company registered under the Investment Company Act of 1940 with investment objectives and policies similar to the Trust or the Funds'. It is specifically understood that officers, directors and employees of the Sub-Adviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Sub-Adviser or of its affiliates.

         8. Avoidance of Inconsistent Position, etc. In connection with purchases or sales of portfolio securities for the account of the Trust or any Fund, neither the Sub-Adviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The Sub-Adviser shall adopt and implement policies and procedures substantially similar to those contained in the Adviser's Code of Ethics (a copy of which has been furnished to the Sub-Adviser by the Adviser), which shall apply to the Sub-Adviser, its officers, directors and employees. The Sub-Adviser shall not knowingly recommend that the Trust purchase, sell or retain securities of any issuer in which the Sub-Adviser or any of its affiliates has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction. For purposes of the foregoing sentence, the term "affiliate" shall not mean any client of the Sub-Adviser. If any occasion should arise in which the Sub-Adviser advises persons concerning the shares of the Trust, the Sub-Adviser will act solely on its own behalf and not in any way on behalf of the Trust.

         9. No Partnership or Joint Venture. The Trust, the Funds, the Adviser, and the Sub-Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

         10. Limitation of Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Funds or the


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Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Sub-Adviser, who may be or become an employee of and paid by the Trust or the Funds shall be deemed, when acting within the scope of his employment by the Trust or the Funds, to be acting in such employment solely for the Trust or the Funds and not as the Sub-Adviser's employee or agent.

         11. Duration and Termination of this Agreement. This Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of the Adviser, of the Sub-Adviser or (other than as Trustees) of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) with respect to each Fund, a majority of the outstanding voting securities of such Fund. This Agreement may, on 60 days' written notice, by terminated at any time without the payment of any penalty by the Trust or the Funds by vote, with respect to each Fund, of a majority of the outstanding voting securities of such Fund, by the Adviser or by the Sub-Adviser. Termination of this Agreement with respect to a Fund shall not be deemed to terminate or otherwise invalidate any provision of any contract between you and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment or upon the termination of the Adviser's Investment Management Contract with the Trust. In interpreting the provisions of this
Section 11, the definitions contained in Section 2(a) of the Investment Company Act of 1940, as amended (particularly the definitions of "assignment" "interested person," or "voting security"), shall be applied.

         12. Amendment of This Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser, of the Sub-Adviser or (other than as Trustees) of the Trust or any Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) with respect to each Fund, a majority of the outstanding voting securities of such Fund, as defined in the Investment Company Act of 1940, as amended, provided that no approval shall be required pursuant to this clause (b) in respect of any contract between you, the Adviser and the holders of outstanding voting securities of any series of the Trust other than the Funds.

         13. Miscellaneous. The options in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock World Trust is the designation of the Trustees under the Declaration of Trust, dated August 25, 1986, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of


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Massachusetts. The obligations of the Trust and the Funds are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees, or agents of the Trust or the Funds, but only the Trust's property shall be bound.

         14. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the Investment Company Act of 1940.


                                            Yours very truly,

                                            JOHN HANCOCK ADVISERS, INC.


                                            BY /s/ R. B. Oliver
                                               ----------------
                                               Vice Chairman of the
                                               Board, President and Chief
                                               Executive Officer


The foregoing contract
is hereby agreed to as
of the date hereof.


JOHN HANCOCK WORLD TRUST
--World Bond Portfolio
--Pacific Basin Equities Portfolio


BY /s/ R. B. Oliver
   ----------------
   Chairman of the Board
   and President


JOHN HANCOCK ADVISERS INTERNATIONAL, LIMITED

By /s/ R. B. Oliver
   ----------------
   Chairman of the Board


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